EX-99.906CERT

Section 906 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Arthur P. Steinmetz, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Multi-State Municipal Trust (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended 1/30/2015 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Multi-State Municipal Trust	Oppenheimer Multi-State Municipal Trust

/s/ Arthur P. Steinmetz	/s/ Brian W. Wixted
Arthur P. Steinmetz	Brian W. Wixted

Date: 3/9/2015	Date: 3/9/2015